UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2017 (Date of earliest event reported: January 24, 2017)

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street San Francisco, CA (Address of principal executive offices)		94102 (Zip Code)

Registrant’s telephone number, including area code: (415) 870-7566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

Purchase Agreement

Private Placement

On January 24, 2017, Salon Media Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with purchasers identified therein (each, a “Purchaser” and together, the “Purchasers”) to issue and sell to the Purchasers in a private placement (the “Private Placement”) shares of the Company’s Series A Mandatorily Convertible Voting Preferred Stock (the “Series A Preferred Stock”). The Company has authorized the issuance and sale in the Private Placement up to 2,417,471 shares of the Series A Preferred Stock, at the purchase price of $1.24 per share.

The Company expects that the completion of the purchase and sale of the shares of the Series A Preferred Stock will occur in two stages, each a “Closing.” The initial Closing (the “Initial Closing”) was completed on January 26, 2017. In the Initial Closing, the Company sold to the Purchasers an aggregate of 805,824 shares of Series A Preferred Stock for a total purchase price of $1 million. The purchase price was paid either in cash or by delivery for cancellation of certain demand promissory notes made by the Company to certain of the Purchasers who had advanced funds to the Company in anticipation of the Initial Closing. The final Closing (the “Final Closing”) shall occur no later than February 24, 2017, or as soon thereafter as may be practicable. The Final Closing will include only investors who have previously indicated interest in participating in the Private Placement.

The Purchasers in the Initial Closing included the Company’s Chief Executive Officer, Jordan Hoffner, and certain of his family members, the Company’s Chief Financial Officer, Elizabeth Hambrecht, and the Company’s director, William Hambrecht.

Terms of Series A Preferred Stock

The Series A Preferred Stock is a newly designated series of the Company’s authorized preferred stock, par value of $0.001 per share. At a special meeting concluded on January 24, 2017, the Company’s Board of Directors (the “Board”) approved the designation of the Series A Preferred Stock, authorizing for issuance a total of 2,865,623 shares of Series A Preferred Stock. The total authorized amount was determined in order to provide for the aggregate of 2,417,471 shares of Series A Preferred Stock that may be sold in the Private Placement and the aggregate of 448,153 shares of the Series A Preferred Stock the Company agreed to issue pursuant to the Stock Exchange Agreement or the Bridge Financing Agreement (as such terms as defined herein).

The rights, preferences, powers and restrictions of the shares of Series A Preferred Stock are set forth in the Certificate of Designation (the “Certificate of Designation”) of the Series A Mandatorily Convertible Voting Preferred Stock, which has been filed with the Secretary of State of the State of Delaware.

Except as may be otherwise provided in the Certificate of Designation, the shares of Series A Preferred Stock will not be entitled to receive any dividends, and shall carry a number of votes equal to the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of the Series A Preferred Stock.

Subject to customary adjustments for stock splits, stock dividends, and similar events, each share of Series A Preferred Stock shall be convertible into 100 shares of Common Stock. The shares of Series A Preferred Stock will automatically convert into shares of Common Stock upon the effectiveness of an amendment to the Company’s current Restated Certificate of Incorporation (the “Certificate Amendment”) authorizing sufficient shares of Common Stock for issuance on the conversion of the Series A Preferred Stock.

Certificate Amendment Expanding Authorized Share Capital

The Board has approved the Certificate Amendment and on January 25, 2017, the Company obtained a shareholder consent approving the Certificate Amendment. Such consent was executed pursuant to an Irrevocable Proxy from each of William Hambrecht and John Warnock, stockholders who collectively own approximately 80% of the outstanding shares of the Common Stock. The Certificate Amendment will increase the Company’s authorized shares of Common Stock to 900,000,000. Accordingly, there exists a vote sufficient to adopt such Certificate Amendment, and the Company will prepare a preliminary information statement describing the Certificate Amendment that was authorized by stockholder consent. The Company will file with the Securities and Exchange Commission (the “Commission”) the preliminary information statement at least 10 days prior to mailing the definitive information statement to the stockholders, and the Company will file the definitive information statement as soon thereafter as may be practicable. The Company shall file the Certificate Amendment with the Secretary of State of the State of Delaware no later than the 21st calendar day following delivery of the definitive information statement to the Company’s stockholders. The Certificate Amendment will become effective 20 days from the date of mailing the definitive information statement to the stockholders.

Additional Purchase Agreement Terms

In addition to certain customary representations and warranties, indemnification rights and closing conditions, the Purchase Agreement contains (i) certain demand and piggyback registration rights, (ii) a right of Spear Point Capital Fund LP, a Purchaser, to propose for election three (3) directors to the Board at the Initial Closing, an additional director after the Final Closing, and a further director mutually acceptable to Spear Point and the Company, and (iii) the condition that all related party advances, advances constituting the “Bridge Financing” (as described below) and all shares of Series C Preferred Stock have been converted into shares of Common Stock or Series A Preferred Stock, where, upon the Initial Closing, the only outstanding capital stock of the Company will be Common Stock and Series A Preferred Stock. Such conditions were met prior to the Initial Closing.

The issuance of the shares of Series A Preferred Stock pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Exhibits

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Stock Exchange Agreement

As a condition to the Initial Closing of the Private Placement, the Company entered into a stock exchange agreement (the “Stock Exchange Agreement”) with holders of shares of Series C Preferred Stock and related parties who have made advances to the Company, memorializing such parties’ agreement to convert their Series C Preferred Stock or advances due from the Company into shares of Common Stock (such transactions, the “Exchange”).

As reported in the Company’s Current Report on Form 8-K filed November 15, 2016, all of its then outstanding shares of Series C Preferred Stock (an aggregate of 1,075 shares) were exchanged for an aggregate of 17,200,000 shares of Common Stock. All of the shares of Series C Preferred Stock had been held by non-affiliates of the Company.

In addition, as reported in the Company’s Current Report on Form 8-K filed November 15, 2016, outstanding related party advances at November 14, 2016, were approximately $8,341,000. The related parties who had made these advances, Mr. John Warnock, then Chairman of the Board, and Mr. William Hambrecht, a director of the Company, agreed to exchange the Company’s obligations to them for shares of Common Stock. Pursuant to the terms agreed, Mr. Warnock and Mr. Hambrecht were to receive a number of shares of Common Stock equal to the amounts of their respective advances, divided by $0.10. Accordingly, Mr. Warnock, who had advanced $5,428,000 to the Company, received 54,280,000 shares of Common Stock. Under these terms, Mr. Hambrecht, who had advanced $2,913,000, was to receive 29,130,000 shares of Common Stock. The Company reported that these issuances were made on November 14, 2016, along with the issuances to the holders of the Series C Preferred Stock. Mr. Warnock and Mr. Hambrecht entered into the Stock Exchange Agreement on these terms.

However, the total of all of the issuances in the Exchange when added to the shares of Common Stock outstanding on November 14, 2016, exceeded the total amount of Common Stock then authorized (the total amount authorized being 150,000,000 shares of Common Stock).

Accordingly, the Company and Mr. Hambrecht amended the Stock Exchange Agreement with respect to the shares to be issued to Mr. Hambrecht upon the conversion of his advances to the Company. Under this Amendment to Stock Exchange Agreement (the “Exchange Amendment”) Mr. Hambrecht agreed that pursuant to the conversion of his advances, he received 2,246,017 shares of Common Stock and, upon the Initial Closing of the Private Placement, would receive 268,840 shares of Series A Preferred Stock. Such shares of Series A Preferred stock issued to Mr. Hambrecht will be converted into 26,884,000 shares of Common Stock in accordance with the terms of the Series A Preferred Stock.

Mr. Warnock and Mr. Hambrecht are affiliates of the Company and participated in the Exchange.

The following table sets forth (i) the securities held, and advances made, by each of the holders of shares of Series C Preferred Stock and the related parties prior to, and tendered in, the Exchange and (ii) the shares of Common Stock owned by each holder of shares of Series C Preferred Stock and related party following the Exchange, as at November 14, 2016:

Stockholder	Common (outstanding before Exchange)	Series C Pref. (as converted to Common)	Related Party Advances (as converted to Common)	Total Common Stock Outstanding at 11/14/16
John Warnock	34,931,240	--	54,280,000	89,211,240
William Hambrecht	27,492,732	--	2,246,017	29,738,749
Shea Ventures	3,632,962	13,200,000	--	16,832,962
Other Series C Preferred Holders	--	4,000,000	--	4,000,000
Other Common Stockholders	10,217,049	--	--	10,217,049
	76,273,983	17,200,000	56,526,017	150,000,000

Note that the above table does not include the Series A Preferred Stock received by Mr. Hambrecht, which was issued January 25, 2017.

The Company notes that its Current Report on Form 8-K filed November 15, 2016 incorrectly reported issuances of Common Stock to Mr. Hambrecht in the total amount of 29,130,000 as originally contemplated in the Stock Exchange Agreement. This Current Report on Form 8-K supersedes the information described in such earlier report.

The issuance of the shares of Common Stock and the shares of Series A Preferred Stock in the Exchange is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

The Stock Exchange Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The Exchange Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Stock Exchange Agreement and the Exchange Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.2 and 10.3, respectively.

Bridge Financing Agreement

As reported on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, from July 1, 2016 through August 12, 2016, the Company received $200,000 in a “bridge financing” (the “Bridge Financing”). On its balance sheet included in its Quarterly Report in Form 10-Q for the quarter ended September 30, 2016, the Company refers to the Bridge Financing as “convertible promissory notes.” The Company’s Chief Financial Officer, Elizabeth Hambrecht, provided $100,000 of the Bridge Financing.

The Company entered into certain securities purchase agreements (the “Bridge Financing Agreements”) with the parties who provided the financing, memorializing such parties’ agreement to convert their obligations due from the Company into shares of the Company’s Common Stock. Subsequently, the parties who provided the Bridge Financing agreed to accept shares of Series A Preferred Stock in full satisfaction of the Company’s obligations to such parties and have entered into an amendment to such effect (the “Bridge Finance Amendment”). In accordance with these agreements, the Company, prior to the Initial Closing and as a condition thereof, issued an aggregate of 179,313 shares of Series A Preferred Stock to the parties who had provided the Bridge Financing.

The issuance of the shares of Series A Preferred Stock under the Bridge Financing Agreement as amended by the Bridge Finance Amendment is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

The Bridge Financing Agreements are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference. The Bridge Finance Amendments are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Bridge Financing Agreements and the Bridge Finance Amendments does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.4 and 10.5, and Exhibits 10.6 and 10.7, respectively.

Item 3.02     Unregistered Sales of Equity Securities

Purchase Agreement -- Private Placement

As described above in Item 1.01, in the Initial Closing under the Purchase Agreement, the Company sold to the Purchasers an aggregate of 805,824 shares of Series A Preferred Stock for a total purchase price of $1 million. Such shares of Series A Preferred Stock shall be automatically converted into 80,582,400 shares of Common Stock upon the effectiveness of the Certificate Amendment.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the shares of Series A Preferred Stock, pursuant to the Purchase Agreement, was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Stock Exchange Agreement

As described above in Item 1.01, pursuant to the Stock Exchange Agreement and the Exchange Amendment, all advances from related parties equal to $8,341,000 (as of November 14, 2016) and all outstanding Preferred Stock (consisting of 1,075 shares of Series C Preferred Stock as of November 14, 2016) were converted into Common Stock and Series A Preferred Stock. The advances were converted into 56,526,017 shares of Common Stock and 268,840 shares of Series A Preferred Stock, and the outstanding 1,075 shares of Series C Preferred Stock converted into 17,200,000 shares of Common Stock. Following the conversion of the related party advances and the Series C Preferred Stock, the total number of outstanding shares of Common Stock increased from 76,273,983 to 150,000,000 on November 14, 2016 as shown in the table above.

The information regarding the Exchange set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the shares of Common Stock and the shares of Series A Preferred Stock, pursuant to the Stock Exchange Agreement, as amended by the Exchange Amendment, was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Bridge Financing

As described above in Item 1.01, pursuant to the Bridge Financing Agreement and the Bridge Finance Amendment, all of the $200,000 in Bridge Financing was converted into 179,313 shares of Series A Preferred Stock.

The information regarding the Bridge Financing set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the shares of Series A Preferred Stock, pursuant to the Bridge Financing Agreement, as amended by the Bridge Finance Amendment, was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board, having obtained sufficient vote by the directors and having accepted the resignation of four (4) previously serving directors, elected three (3) new directors to the Board: (i) Richard MacWilliams, (ii) Rodney Bienvenu, and (iii) Trevor Colhoun. Previously serving directors, Deepak Desai, George Hirsch, James Rosenfield, and John Warnock resigned from the Board upon the election of Mr. MacWilliams, Mr. Bienvenu, and Mr. Colhoun at the Initial Closing. The Board currently consists of (i) Jordan Hoffner, (ii) William Hambrecht, (iii) Richard MacWilliams, (iv) Rodney Bienvenu, and (v) Trevor Colhoun, each of whom will serve on the Board until the next annual meeting of stockholders or until his respective successor is elected and qualified.

None of the resigning directors had any disagreements with the Company, on any matter relating to the Company’s operations, policies or practices.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company has filed with the Secretary of State of the State of Delaware the Certificate of Designation, which sets forth the rights, preferences, powers and restrictions of the shares of Series A Preferred Stock which were issued, or will be issued, to the Purchasers at each of the Closings, and to the parties under the Stock Exchange Agreement or the Bridge Financing Agreement, as described in Items 1.01 and 3.02 of this Current Report on Form 8-K.

As described in Item 1.01 of this Current Report on Form 8-K, the Certificate of Designation provides that the shares Series A Preferred Stock will automatically convert into share of Common Stock upon the effectiveness of the Certificate Amendment. The information regarding the Certificate of Designation forth in Item 1.01 of this Current Report is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation in this Item 5.03 is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1, to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

As described in Item 1.01 above, the Certificate Amendment, which increases the authorized share capitalization of the Company, has been approved by the Board and the requisite stockholder vote. Accordingly, the Company will provide notice to stockholders regarding the Certificate Amendment and its effectiveness in accordance with applicable requirements and will file a further report when the Certificate Amendment has become effective. The form of the Certificate Amendment is attached hereto as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01.     Financial Statements and Exhibits

Exhibit	Description

3.1	Certificate of Designation of Series A Mandatorily Convertible Voting Preferred Stock, dated January 24, 2017

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Salon Media Group, Inc., dated January 25, 2017

10.1	Purchase Agreement, dated as of January 24, 2017

10.2	Stock Exchange Agreement, dated as of November 14, 2016

10.3	Amendment to Stock Exchange Agreement, dated January 19, 2017.

10.4	Bridge Financing Agreement, dated as of August 5, 2016

10.5	Bridge Financing Agreement, dated as of August 5, 2016

10.6	Bridge Finance Amendment, dated January 25, 2017.

10.7	Bridge Finance Amendment, dated January 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:	/s/ Jordan Hoffner
Name:	Jordan Hoffner
Title:	Chief Executive Officer

Dated: January 27, 2017

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Designation of Series A Mandatorily Convertible Voting Preferred Stock, dated January 24, 2017

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Salon Media Group, Inc., dated January 25, 2017

10.1	Purchase Agreement, dated as of January 24, 2017

10.2	Stock Exchange Agreement, dated as of November 14, 2016

10.3	Amendment to Stock Exchange Agreement, dated January 19, 2017.

10.4	Bridge Financing Agreement, dated as of August 5, 2016

10.5	Bridge Financing Agreement, dated as of August 5, 2016

10.6	Bridge Finance Amendment, dated January 25, 2017.

10.7	Bridge Finance Amendment, dated January 25, 2017.